UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2004

HEALTHSOUTH Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10315	63-0860407

(Commission File Number)	(IRS Employer Identification No.)

One HEALTHSOUTH Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant's Telephone Number, Including Area Code)

ITEM 5.	Other Events and Required FD Disclosure.

HEALTHSOUTH Corporation (“HEALTHSOUTH”) announced today that a majority in principal amount of the holders of its 8.500% Senior Notes due 2008 and 10.750% Senior Subordinated Notes due 2008 have delivered consents under those indentures, representing a sufficient number of consents to approve proposed amendments to, and waivers under, the indentures governing those notes.

HEALTHSOUTH will pay $13.75 per $1,000 principal amount to holders of its 10.750% Senior Subordinated Notes due 2008 and its 8.500% Senior Notes due 2008 who delivered valid and unrevoked consents prior to the expiration of the consent solicitation on May 13, 2004 at 11:59 p.m., New York City Time.

HEALTHSOUTH has extended its consent solicitation for its 6.875% Senior Notes due 2005, 7.375% Senior Notes due 2006, 7.000% Senior Notes due 2008, 8.375% Senior Notes due 2011 and 7.625% Senior Notes due 2012 to 11:59 p.m., New York City Time on May 20, 2004.

HEALTHSOUTH is also amending the consent solicitations for its 6.875% Senior Notes due 2005, 7.375% Senior Notes due 2006, 7.000% Senior Notes due 2008 and 8.375% Senior Notes due 2011 to eliminate the condition to each of these solicitations relating to the successful completion of any other consent solicitation. As amended, each of these consent solicitations is independent of the consent solicitation for any other issue of Senior Notes.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

A copy of the form of supplement to the consent solicitation statement, which includes as Exhibit A thereto an amended form of supplemental indenture, relating to solely to the consent solicitations for HEALTHSOUTH’s 6.875% Senior Notes due 2005, 7.375% Senior Notes due 2006, 7.000% Senior Notes due 2008 and 8.375% Senior Notes due 2011 is attached hereto as Exhibit 99.2 and incorporated herein by reference. Holders of HEALTHSOUTH’s 6.875% Senior Notes due 2005, 7.375% Senior Notes due 2006, 7.000% Senior Notes due 2008 and 8.375% Senior Notes due 2011 are encouraged to read and carefully consider the actual supplement applicable to such holder’s series of notes, and not just the form of supplement attached as Exhibit 99.2, prior to delivering or revoking any consent.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ Gregory L. Doody

Name:	Gregory L. Doody
Title:	Executive Vice President, General Counsel and Secretary

Dated:	May 14, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of HEALTHSOUTH Corporation dated May 14, 2004.

99.2	Form of supplement to the consent solicitation statements dated May 14, 2004.